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                                                                    Exhibit 7(e)

                                PLEDGE AGREEMENT


Pledgor:       Forward Ventures III, L.P.

Address:       10975 Torreyana Road, Suite 230
               San Diego, California 92121

Date:          December ___, 1996


     THIS PLEDGE AGREEMENT ("Pledge Agreement"), dated the above date, is entered into at between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and the pledgor named above ("Pledgor"), whose address is set forth above.

     1. PLEDGE OF STOCK. Pledgor shall concurrently deliver to Silicon the stock certificates and other securities listed on Exhibit A hereto, together with duly executed instruments of assignment thereof to Silicon (which, together with all replacements and substitutions therefor are hereinafter referred to as the "Securities"). Pledgor hereby pledges to Silicon and grants Silicon a security interest in the Securities, and all rights and remedies relating to, or arising out of, any and all of the foregoing, and all proceeds thereof (collectively, the "Collateral") to secure the payment and performance of all debts, duties, obligations, liabilities, representations, warranties and guaranties of Pledgor to Silicon, heretofore, now, or hereafter made, incurred or created, of every kind and nature (collectively, the "Obligations"), including, but not limited to, those arising under the Loan and Security Agreement of even date herewith (as amended from time to time, the "Loan Agreement"). Any and all stock dividends, rights, warrants, options, puts, calls, conversion rights and other securities and any and all property and money distributed or delivered with respect to the Securities or issued upon the exercise of any puts, calls, conversion rights, options, warrants or other rights included in or pertaining to the Securities shall be included in the term "Securities" as used herein and shall be subject to this Pledge Agreement, and Pledgor shall deliver the same to Silicon immediately upon receipt thereof together with any necessary instruments of transfer; provided, however, that until an Event of Default (as hereinafter defined) shall occur, Pledgor may retain any dividends paid in cash or its equivalent, with respect to any stock included in the Securities and any interest paid with respect to any bonds, debentures or other evidences of indebtedness included in the Securities. Pledgor hereby acknowledges that the acceptance of the pledge of the Securities by Silicon shall not constitute a commitment of any kind by Silicon to permit Pledgor to incur Obligations.

     2. VOTING AND OTHER RIGHTS. Pledgor shall have the right to exercise all voting rights with respect to the Securities, provided no Event of Default (as hereinafter defined) has occurred. Upon the occurrence of any Event of Default, Silicon shall have the right (but not any obligation) to exercise all voting rights with respect to the Securities. Provided no Event of Default has occurred, Pledgor shall have the right to exercise all puts, calls, straddles, conversion rights, options, warrants, and other rights and remedies with respect to the Securities, provided Pledgor obtains the prior written consent of Silicon thereto. Silicon shall have no responsibility or liability whatsoever for the exercise of, or failure to exercise, any puts, calls, straddles, conversion rights, options, warrants, rights to vote or consent, or other rights with respect to any of the Securities. Upon the occurrence of any Event of Default, Silicon shall have the right from time to


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time to transfer all or any part of the Securities to Silicon's own name or the name of its nominee.

     3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Silicon that Pledgor now has, and throughout the term of this Agreement will at all times have, good title to the Securities and the other Collateral, free and clear of any and all security interests, liens and claims of any kind whatsoever.

     4. EVENTS OF DEFAULT. If any one or more of the following events shall occur, any such event shall constitute an Event of Default and Pledgor shall provide Silicon with immediate notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Pledgor or any of the Pledgor's officers, employees or agents now or hereafter is incorrect, false, untrue or misleading in any material respect; or (b) an Event of Default shall occur under the Loan Agreement.

     5. REMEDIES. If an Event of Default shall occur, Pledgor shall give immediate written notice thereof to Silicon. Upon the occurrence of an Event of Default, and at any time thereafter, Silicon shall have the right, without notice to or demand upon Pledgor, to exercise any one or more of the following remedies: (a) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any agreement or instrument evidencing or relating to any of the same; (b) sell or otherwise dispose of the Securities, and other Collateral, at a public or private sale for cash, or other property, or on credit, with the authority to adjourn or postpone any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon may directly or through any affiliate purchase the Securities, and other Collateral, at any such public disposition, and if permissible under applicable law, at any private disposition. Pledgor and Silicon hereby agree that it shall conclusively be deemed commercially reasonable for Silicon, in connection with any sale or disposition of the Securities, to impose restrictions and conditions as to the investment intent of a purchaser or bidder, the ability of a purchaser or bidder to bear the economic risk of an investment in the Securities, the knowledge and experience in business and financial matters of a purchaser or bidder, the access of a purchaser or bidder to information concerning the issuer of the Securities, as well as legend conditions and stop transfer instructions restricting subsequent transfer of the Securities, and any other restrictions or conditions which Silicon believes to be necessary or advisable in order to comply with any state or federal securities or other laws. Pledgor acknowledges that the foregoing restrictions may result in fewer proceeds being received upon such sale than would otherwise be the case. Pledgor hereby agrees to provide to Silicon any and all information required by Silicon in connection with any sales of Securities by Silicon hereunder. If, after the occurrence of any Event of Default, Rule 144 promulgated by the Securities and Exchange Commission (or any other similar rule) is available for use by Silicon in connection with the sales of any Securities hereunder, Pledgor agrees not to utilize Rule 144 in the sale of any securities held by Pledgor of the same class as the Securities, without the prior written consent of Silicon. Any and all attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon in connection with the foregoing shall be added to and become a part of the Obligations and shall be due from Pledgor to Silicon upon demand.

     6. REMEDIES, CUMULATIVE; NO WAIVER. The failure of Silicon to enforce any of the provisions of this Agreement at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Silicon by law.


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     7.   TERM.  This Agreement and Silicon's rights hereunder shall continue in full force and effect until all of the Obligations have been fully paid, performed and discharged and the Loan Agreement and all other agreements between Pledgor and Silicon have terminated. Upon termination, Silicon shall return the Collateral to Pledgor, with any necessary instruments of transfer.

     8. REVIVOR. If any payment made on any of the Obligations shall for any reason be required to be returned by the Silicon, whether on the ground that such payment constituted a preference or for any other reason, then for purposes of this Agreement, and notwithstanding any prior termination of this Agreement, such payment on the Obligations shall be treated as not having been made, and this Agreement shall in all respects be effective with respect to the Obligations as though such payment had not been made; and if the Collateral has been released or returned to Pledgor, then Pledgor shall return the Collateral to Silicon, to be held and dealt with in accordance with the terms of this Agreement.

     9. GENERAL PROVISIONS. This Agreement and the documents referred to herein are the entire and only agreements between Pledgor and Silicon with respect to the subject matter hereof, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, with respect to the subject matter hereof, which are not set forth herein or therein, are superseded hereby. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Pledgor and Silicon. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by Silicon and its successors and assigns and shall be binding upon Pledgor and its successors and assigns; provided that Pledgor may not transfer any of its rights hereunder without the prior written consent of Silicon. Paragraph headings are used herein for convenience only. Pledgor acknowledges that the same may not describe completely the subject matter of the applicable paragraph, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. Pledgor shall upon demand reimburse Silicon for all costs, fees and expenses (including without limitation attorneys' fees, whether or not suit be brought), which are incurred by Silicon in connection with, or arising out of, this Agreement. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws (and not conflict of laws rules) of the State of California. Pledgor hereby agrees that all actions or proceedings relating directly or indirectly hereto may, at the option of Silicon, be litigated in courts located within said State, and Pledgor hereby expressly consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or by certified or registered mailing directed to Pledgor at its last address known to Silicon.


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     10.  MUTUAL WAIVER OF RIGHT TO JURY TRIAL.  SILICON AND PLEDGOR EACH HEREBY
WAIVE THE RIGHT TO TRAIL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND PLEDGOR; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR PLEDGOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR PLEDGOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                                   PLEDGOR:

                                   FORWARD VENTURES III, L.P., a Delaware
                                   limited partnership

                                   By: Forward III Associates, LLC, its general partner

                                   By /s/ Standish M. Fleming
                                      ---------------------------------------
                                        Managing Member

                                   By /s/ Ivor Royson
                                      ---------------------------------------
                                        Managing Member

                                   SILICON:

                                   SILICON VALLEY BANK


                                   By /s/ L. Bean
                                      --------------------------------------
                                        Senior Vice President


                                    EXHIBIT A


233,663 Shares of common stock Triangle Pharmaceuticals, Inc. represented by Share Certificate No. ________________.


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